AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the ___ day of __________, 2009, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Jordan Opportunity Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit T is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED	U.S. BANCORP FUND SERVICES, LLC
PORTFOLIOS

By: ______________________________	By: ________________________________

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit T
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
Name of Series                                                                                                                            Date Added
Jordan Opportunity Fund                                                                on or after __________, 2009
Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at _________, 2009

Annual Service Charges to the Fund*
•  Base Fee Per Cusip                                                               $18,000 /year
•  NSCC Level 3 Accounts                                                      $13.00 /open account
•  No-Load Fund Accounts                                                    $16.00 /open account
•  Load Fund Accounts                                                           $18.00 /open account
•  Daily Accrual Fund Accounts                                            $22.00 /open account
•  Closed Accounts                                                                  $ 2.50 /closed account
Activity Charges
•  Manual Shareholder Transaction                                       $  3.00 /transaction
•  Omnibus Account Transaction                                          $  1.00 /transaction
•  Correspondence                                                                    $  3.00 /item
•  Telephone Calls                                                                    $  1.00 /minute
•  Voice Response Calls                                                           $  0.40 /call
•  Qualified Plan Accounts                                                      $15.00 /account (Cap at $30.00/SSN)
Implementation Charges
•  First Cusip                                                                              $6,000 /fund group setup, first Cusip
•  Subsequent Cusips                                                               $1,500 /each additional Cusip

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Windowpane Advisors, L.L.C.

By:_______________________________

Name:____________________________Title:_____________________________

Date:_____________________________

Exhibit T (continued) to the PMP Transfer Agent Servicing Agreement – __________, 2009

FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1.  FAN Web Premium (Fund Groups over 50,000 open accounts)
•  Implementation - $15,000 per fund group – includes up to 25 hours of technical/BSA support
•  Annual Base Fee - $36,000 per year
2.  FAN Web Select (Fund Groups under 50,000 open accounts) – Standard Web services
•  Implementation - $5,000 per fund group – includes up to 10 hours of technical/BSA support
•  Annual Base Fee - $12,000 per year
3.  Customization - $165.00 per hour
4.  Activity (Session) Fees:
•  Inquiry - $.15 per event
•  Account Maintenance - $.25 per event
•  Transaction – financial transactions, reorder statements, etc. - $.50 per event
•  New Account Set-up - $3.00 per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
•  Inquiry Only
•  Inquiry - $.05 per event
•  Per broker ID - $5.00 per month per ID
•  Transaction Processing
•  Implementation - $5,000 per management company
•  Transaction – purchase, redeem, exchange, literature order - $.50 per event
•  New Account Set-up – may contain multiple fund/accounts - $3.00 per event
•  Monthly Minimum Charge - $500.00 per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•  Base Fee Per Management Company – file generation and delivery - $6,000 per year
•  Per Record Charge
•  Rep/Branch/ID - $.018
•  Dealer - $.012
•  Price Files - $.002 or $1.75/user/month, whichever is less

CLIENT Web DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
•  MFS Systems (includes COLD and On Line Report view applications)
•  Setup - $1,500 (includes 2 workstations)
•  Service - $350/month
•  Report Source
•  No Setup Charge
•  $150/month per reporting category
•  T/A Imaging
•  Setup - $1,500 (includes 2 workstations)
•  $350/month
•  Fund Source
•  No Setup Charge
•  $150/month
CLIENT DEDICATED LINE DATA ACCESS – For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
•  $7,000 per year per workstation for TA2000 AWD access
•  Plus data communications setup and monthly charges based upon location and bandwidth
•  Plus training billed at hourly rates plus out-of-pocket expenses

TRANSFER AGENT TRAINING SERVICES • On-site at USBFS - $300.00 per day • At client location - $300.00 per day plus travel and out-of-pocket expenses
Advisor’s Signature below acknowledges approval of the fee schedule above.
Windowpane Advisors, L.L.C.

By:_______________________________

Name:____________________________  Title:_____________________________

Date:_____________________________

Exhibit T (continued) to the PMP Transfer Agent Servicing Agreement – __________, 2009

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES
B.O.S.S – Business On-line Sales Reporting Solution
Monthly Software Subscription Services:
•  Access Per B.O.S.S. User: $150 /month/user
Implementation and Support Services:
•  Implementation - $2,500 first user ID; each additional user ID is $595 – Includes project management and data/internet portal integration applicable to Transfer Agent data flow
        (up to 2 years of historical data included).  Additional setup requirements will be charged at Development hourly rate.
•  Training - $1,000 (includes 1-day session at USBFS site for up to 10 participants on core product)
•  Development - $200 /hour - customization of B.O.S.S. product, requests for customized reports, etc.
•  Additional Options - Report Writing, Sub-Account Data Integration – Quoted separately based upon requirements
Data Management Services:
•  Data Storage Charge – Over 2 years of data (No charge for less than 2 years of data)
•  Fund Group Account Base (Open/Closed) – Under 500,000 - $500 per month
•  Fund Group Account Base (Open/Closed) – Over 500,000 - $1,000 per month
•  Monthly service fees (extracting/ storing daily transaction data).  Fee based upon records processed:
•  1-25,000 records/month – $1,200 /month
•  25,001-50,000 records/month – $3,000 /month (over 50,000 records/month quoted separately)

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
•  90 days or less – $.08 /open account
•  91-180 days – $.14 /open account
•  181-270 days – $.20 /open account
•  271 days – 1 year - $.26 /open account
•  1 year – 2 years - $.38 /open account

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•  $500 setup/fund group of 1-5 funds, $1,500 setup/fund group of over 5 funds
•  $.12 /account/year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family: • $750 setup/fund group • $10.00 per certificate transaction
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
•  $1,500 setup/fund group
•  $500 /month administration
•  $4.00 /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
•  $500 per fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
•  Setup - $35,000 per fund group
•  Annual Fee - $.17 per open and closed account

Advisor’s Signature below acknowledges approval of the fee schedule above.
Windowpane Advisors, L.L.C.

By:_______________________________

Name:____________________________  Title:_____________________________

Date:_____________________________

Exhibit T (continued) to the PMP Transfer Agent Servicing Agreement – __________, 2009

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES
Charges Paid by Investors – Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•  $15.00 /qualified plan acct (Cap at $30.00/SSN)
•  $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
•  $25.00 /transfer to successor trustee
•  $25.00 /participant distribution (Excluding SWPs)
•  $25.00 /refund of excess contribution
•  $25.00 /reconversion/recharacterization
Additional Shareholder Paid Fees
•  $15.00 /outgoing wire transfer
•  $15.00 /overnight delivery
•  $  5.00 /telephone exchange
•  $25.00 /return check or ACH
•  $25.00 /stop payment
•  $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Programming Charges – Charges incurred for customized services based upon fund family requirements including but not limited to:
•  Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per Cusip
•  Select reports – shareholder system queries for customized reporting, mailings, etc.
•  File transmissions of client requested shareholder data file extracts
•  Conversion programming
•  Customized service development
•  Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
•  All other client specific customization and/or development services

Literature Fulfillment Services
•  Account Management – $200/month (account management, lead reporting and database administration).
•  Order Processing - $6.00/per order (Assessed for each order shipped by U.S. Bancorp Fund Services.)
•  Telephone Service Charge - $5.00/per call
Inbound Teleservicing Only
•  Account Management - $200/month
•  Call Servicing - $5.00/per minute
Lead Conversion Reporting
•  Account Management  - $500/month
•  Database Installation, Setup -  $1,500 /fund group
•  Specialized Programming - (Separate Quote)*
Web On-line Fund Fulfillment
•  Account Management  - $500 /month
•  Installation, Setup - $2,500/fund group
•  Per Literature Order  - $.40 /request
Follow-up Services
•  Correspondence - $5.00 /item

Fees exclude postage and printing charges.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Windowpane Advisors, L.L.C.

By:_______________________________

Name:____________________________  Title:_____________________________

Date:_____________________________